UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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☒	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

SUPERCONDUCTOR TECHNOLOGIES INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON TUESDAY, MAY 25, 2004

To the Stockholders of Superconductor Technologies Inc:

      NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Superconductor Technologies Inc., a Delaware corporation (the “Company”), will be held on Tuesday, May 25, 2004, at 11:00 a.m., local time, at 460 Ward Drive, Santa Barbara, California, the offices of the Company, for the following purposes:

1. To elect two Class 3 Directors to hold office until the year 2007 Annual Meeting or until their successors are elected and qualified;

2. To ratify the selection of PricewaterhouseCoopers LLP as independent auditors of the Company for the year ending December 31, 2004; and

3. To transact such other business as may properly come before the meeting or any adjournment(s) thereof.

      The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

      Only stockholders of record at the close of business on March 30, 2004 are entitled to notice of and to vote at the Annual Meeting.

      All stockholders are cordially invited to attend the Annual Meeting in person. However, to ensure your representation at the meeting, you are urged to mark, sign, and date and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any stockholder attending the Annual Meeting may vote in person even if such stockholder has previously returned a proxy.

MARTIN S. MCDERMUT
Senior Vice President,
Chief Financial Officer and Secretary

Santa Barbara, California

April 16, 2004

IMPORTANT: Whether or not you plan to attend the Annual Meeting, you are requested to complete, sign, date and promptly return the enclosed proxy in the envelope provided.

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS
INFORMATION CONCERNING SOLICITATION AND VOTING
PROPOSAL ONE ELECTION OF CLASS 3 DIRECTORS
PROPOSAL TWO RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
DIRECTORS AND EXECUTIVE OFFICERS
VOTING SECURITIES OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT
EXECUTIVE OFFICER COMPENSATION
COMPENSATION COMMITTEE REPORT
FEES PAID TO INDEPENDENT AUDITORS
REPORT OF THE AUDIT COMMITTEE
CERTAIN TRANSACTIONS
STOCK PRICE PERFORMANCE GRAPH
FORM 10-K

MEETING TO BE HELD ON TUESDAY, MAY 25, 2004

460 Ward Drive
Santa Barbara, California 93111-2310
(805) 690-4500

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS

       The enclosed Proxy is solicited on behalf of Superconductor Technologies Inc. (the “Company”) for use at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Tuesday, May 25, 2004, at 11:00 a.m., local time, and at any adjournment(s) thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at 460 Ward Drive, Santa Barbara, California, the offices of the Company.

      The Company anticipates that these proxy solicitation materials will first be mailed on or about April 16, 2004, to all stockholders entitled to vote at the Annual Meeting.

INFORMATION CONCERNING SOLICITATION AND VOTING

Record Date

      Only holders of record of voting stock at the close of business on March 30, 2004 (the “Record Date”) are entitled to notice of the Annual Meeting and to vote at the Annual Meeting. On that date, the Company had outstanding 69,097,299 shares of voting common stock.

Revocability of Proxies

      Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Secretary of the Company, at or before the taking of the vote at the Annual Meeting, a written notice of revocation or a duly executed proxy bearing a later date or by attending the Annual Meeting and voting in person.

Voting and Solicitation

      Each share of common stock is entitled to one vote on all matters presented at the Annual Meeting. Stockholders do not have the right to cumulate their votes in the election of directors.

      Shares of common stock represented by properly executed proxies will, unless such proxies have been previously revoked, be voted in accordance with the instructions indicated thereon. In the absence of specific instructions to the contrary, properly executed proxies will be voted: (i) FOR the election of each of the Company’s nominees for Class 3 director, and (ii) FOR the ratification of the selection of PricewaterhouseCoopers LLP as independent auditors of the Company for the year ending December 31, 2004. No business other than that set forth in the accompanying Notice of Annual Meeting of Stockholders is expected to come before the Annual Meeting. Should any other matter requiring a vote of stockholders properly arise, the persons named in the enclosed form of proxy will vote such proxy in accordance with the recommendation of the Board of Directors.

      If you will not be able to attend the Annual Meeting to vote in person, you may vote your shares by completing and returning the accompanying proxy card or by voting electronically via the Internet or by telephone. To vote by mail, please mark, sign and date the accompanying proxy card and return it promptly in the enclosed postage paid envelope.

      Proxies may be solicited by certain of the directors, officers and employees of the Company, without additional compensation, personally or by telephone, telegram, letter or facsimile. In addition, the Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners.

Quorum; Abstentions; Broker Non-Votes

      The required quorum for the transaction of business at the Annual Meeting is a majority of the votes eligible to be cast by holders of shares of common stock issued and outstanding on the Record Date. Shares that are voted “FOR” or “AGAINST” a matter are treated as being present at the meeting for purposes of establishing a quorum and are also treated as shares entitled to vote at the Annual Meeting (the “Votes Cast”) with respect to such matter.

      The Company believes that abstentions should be counted for purposes of determining both the presence and absence of a quorum for the transaction of business and the total number of Votes Cast with respect to a proposal (other than the election of directors). In the absence of controlling precedent to the contrary, the Company intends to treat abstentions in this manner. Accordingly, abstentions will have the same effect as a vote against the proposal.

      In a 1988 Delaware case, Berlin v. Emerald Partners, the Delaware Supreme Court held that, while broker non-votes should be counted for the purposes of determining the presence or absence of a quorum for the transaction of business, broker non-votes should not be counted for purposes of determining the number of Votes Cast with respect to the particular proposal on which the broker has expressly not voted. Accordingly, the Company intends to treat broker non-votes in this manner. Thus, a broker non-vote will not affect the outcome of the voting on a proposal.

Deadline for Receipt of Stockholder Proposals

      Any stockholder who intends to present a proposal at the 2005 Annual Meeting of Stockholders must ensure that the proposal is received by the Corporate Secretary at Superconductor Technologies Inc., 460 Ward Avenue, Santa Barbara, California 93111 not later than December 16, 2004 in order to be considered for inclusion in our proxy materials for that meeting.

PROPOSAL ONE

ELECTION OF CLASS 3 DIRECTORS

      The Board of Directors currently consists of eleven directors divided into three classes — Class 1 (Dr. Caren, Mr. Kaplan, Mr. Carlson and Mr. Thomas), Class 2 (Mr. Horowitz, Mr. Lockton and Mr. Shalvoy) and Class 3 (Mr. Blaxter, Mr. Manzinger, Mr. Majteles and Mr. Short) — with the directors in each class holding office for staggered terms of three years each or until their successors have been duly elected and qualified.

      The Board consisted of ten members following the 2003 Annual Meeting. The Board increased the number of directors to eleven in January 2004 in order to add Mr. John F. Carlson. Mr. Carlson was promptly appointed to the Audit Committee and designated the audit committee financial expert. In April 2004, the Board voted to reduce the number of directors to seven effective as of the 2004 Annual Meeting. The Board accomplished the size reduction by declining to nominate the current four Class 3 Directors for reelection and reassigning Messrs. Carlson and Thomas to Class 3 effective as of the 2004 Annual Meeting. As a result, assuming that the proposed Class 3 Directors are elected at the meeting, the following persons would serve in the classes indicated:

Class 1: Robert P. Caren, Martin A. Kaplan

Class 2: Dennis J. Horowitz, John D. Lockton, Charles E. Shalvoy

Class 3: John F. Carlson, M. Peter Thomas

      The Class 3 Directors will be elected at this year’s Annual Meeting or any adjournments or postponements thereof. The nominees for election as the Class 3 Directors are Mr. Carlson and Mr. Thomas. The Class 3 Directors will serve until the year 2007 Annual Meeting or until their successors are elected and qualified.

      The accompanying proxy grants to the holder the power to vote the proxy for substitute nominees in the event that any nominee becomes unavailable to serve as a Class 3 Director. Management presently has no knowledge that any nominee will refuse or be unable to serve as a Class 3 Director for the prescribed term.

Required Vote; Recommendation of the Board of Directors

      Directors are elected by a “plurality” of the shares voted. “Plurality” means that the nominee with the largest number of votes is elected, up to the maximum number of directors to be chosen (in this case, two directors). Stockholders can either vote “for” the nominee or withhold authority to vote for the nominee. However, shares that are withheld will have no effect on the outcome of the election. Shares held by brokers or other nominees for a beneficial owner and not voted (broker non-votes) also will not have any effect on the outcome of the election of the directors.

      THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” MR. THOMAS AND MR. CARLSON.

Corporate Governance Policies and Practices

      The following is a summary of our corporate governance policies and practices:

•	A majority of the members of the Board are independent directors, as defined by NASDAQ. The Board has determined that all of our directors are independent, other than Messrs. Thomas and Shalvoy. Independent directors do not receive consulting, legal or other fees from Superconductor other than Board and Committee compensation.

•	All of our employees, officers and directors are subject to our Code of Business Conduct and Ethics Policy, which is available on the Company’s website at www.suptech.com. The ethics policy meets the requirements of NASDAQ, as well as the code of ethics requirements of the SEC.

•	The Board’s current policy is to separate the roles of Chairman of the Board and Chief Executive Officer.

•	The Audit, Compensation and Nominating/ Governance Committees consist entirely of independent directors.

•	The Board reviews at least annually the Company’s business initiatives, capital projects and budget matters.

•	The Audit Committee reviews and approves all related-party transactions.

•	As part of our Code of Business Conduct and Ethics Policy, we have made a “whistleblower” hotline available to all employees for anonymous reporting of financial or other concerns. The Audit Committee receives directly, without management participation, all hotline activity reports, including complaints on accounting, internal controls or auditing matters.

Stockholder Communications with Directors

      Stockholders who want to communicate with the Board or any individual director can write to: Martin S. McDermut, Corporate Secretary, Superconductor Technologies Inc., 460 Ward Avenue, Santa Barbara 93117. Your letter should indicate that you are a Superconductor Technologies stockholder. Depending on the subject matter, management will:

•	Forward the communication to the director or directors to whom it is addressed; or

•	Attempt to handle the inquiry directly, for example where it is a request for information or it is a stock-related matter.

Board Meetings and Committees

      The Board of Directors held a total of 15 meetings during the year ended December 31, 2003. The Board of Directors has three standing committees — an Audit Committee, a Compensation Committee, and a Nominating/ Governance Committee. Current committee members are listed below, new committee members will be appointed at the Board of Directors meeting immediately following the Annual Meeting of Stockholders.

      The functions of the Audit Committee are to recommend selection of independent public accountants to the Board of Directors, to review the scope and results of the year-end audit with management and the independent auditors, to review the Company’s accounting principles and its system of internal accounting controls and to review the Company’s annual and quarterly reports before filing with the Securities and Exchange Commission. The Audit Committee met 8 times during 2003. The current members of the Audit Committee are Robert P. Caren, Ph.D., John F. Carlson, Dennis J. Horowitz (Chairman), John D. Lockton, and David L. Short. The Board of Directors has determined that all members of the Audit Committee are independent directors under the Rules of the SEC and the listing standards of NASDAQ. The Board of Directors has determined that John F. Carlson is a “financial expert” who is independent of management in accordance with the applicable regulations.

      The functions of the Compensation Committee are to review and approve salaries, bonuses and other benefits payable to the Company’s executive officers and to administer the Company’s 2003 Equity Incentive Plan, the 1999 Stock Plan, the Amended and Restated 1988 Stock Option Plan, the 1992 Director Option Plan, the 1992 Stock Option Plan and the 1998 Nonstatutory Stock Option Plan. The Compensation Committee is specifically responsible for determining the compensation of its Chief Executive Officer. The

Compensation Committee met five times during 2003. The current members of the Compensation Committee are Robert P. Caren, Ph.D. (Chairman), Dennis J. Horowitz, Martin A. Kaplan, Joseph C. Manzinger and David L. Short. The Board of Directors has determined that all members of the Compensation Committee are independent directors under the Rules of the SEC and the listing standards of NASDAQ. The Compensation Committee intends to adopt a charter prior to the stockholders meeting, which will be available on the Company’s website at www.suptech.com.

      The Nominating/ Governance Committee is responsible for proposing a slate of directors for election by the stockholders at each annual meeting and for proposing candidates to fill any vacancies. The current members of the Nominating Committee are H. Vaughan Blaxter, III, Martin A. Kaplan, John D. Lockton, Robert J. Majteles, and, Joseph C. Manzinger (Chairman). The Nominating/ Governance Committee met one time in 2003. The Nominating/ Governance Committee intends to adopt a charter prior to the stockholders meeting, which will be available on the Company’s website at www.suptech.com.

      The Nominating/ Governance Committee manages the process for evaluating current Board members at the time they are considered for re-nomination. After considering the appropriate skills and characteristics required on the Board, the current makeup of the Board, the results of the evaluations, and the wishes of the Board members to be re-nominated, the Nominating Committee recommends to the Board whether those individuals should be re-nominated.

      On at least an annual basis, the Nominating/ Governance Committee reviews with the Board whether it believes the Board would benefit from adding a new member(s), and if so, the appropriate skills and characteristics required for the new member(s). If the Board determines that a new member would be beneficial, the Nominating/ Governance Committee solicits and receives recommendations for candidates and manages the process for evaluating candidates. All potential candidates, regardless of their source, are reviewed under the same process. The Nominating/ Governance Committee (or its chairman) screens the available information about the potential candidates. Based on the results of the initial screening, interviews with viable candidates are scheduled with Nominating/ Governance Committee members, other members of the Board and senior members of management. Upon completion of these interviews and other due diligence, the Nominating/ Governance Committee may recommend to the Board the election or nomination of a candidate.

      Candidates for independent Board members have typically been found through recommendations from directors or others associated with the Company. Superconductor stockholders may also recommend candidates by sending the candidate’s name and resume to the Nominating/ Governance Committee under the provisions, set forth below, for communication with the Board. The deadline for such nominees for election to the Board at the Company’s 2005 Annual Meeting of Stockholders is December 16, 2004.

      The Nominating/ Governance Committee has no predefined minimum criteria for selecting Board nominees, although it believes that all independent directors should share qualities such as, independence; experience at the corporate, rather than divisional, level in multi-national organizations larger than Superconductor; relevant, non-competitive experience; and strong communication and analytical skills. In any given search, the Committee may also define particular characteristics for candidates to balance the overall skills and characteristics of the Board and the perceived needs of the Company. In recent years, for example, Superconductor has sought a nominee with significant financial expertise and a nominee with significant relevant operating experience. The Nominating/ Governance Committee believes that it is necessary for at least one independent Board member to possess each of these skills. However, during any search the Nominating/ Governance Committee reserves the right to modify its stated search criteria for exceptional candidates.

      No incumbent director attended fewer than seventy-five percent (75%) of the aggregate of (i) the total number of meetings of the Board of Directors held during 2003, and (ii) the total number of meetings held by all committees of the Board of Directors during 2003 on which such person served, except for Mr. H. Vaughan Blaxter, III who attended 70% of all meetings.

Non-Employee Director Compensation

      In March 2003, the Board adopted a Compensation Policy for non-employee directors, which provides that beginning May 2003, each non-employee director receives an annual retainer of $10,000 per year (so long as such director attends at least seventy-five percent (75%) of the Company’s Board meetings) and $2,000 per Board meeting attended. The Chairman receives a $20,000 annual retainer and $4,000 per meeting. The policy provides for the grant of a nonstatutory stock option to purchase 25,000 shares of common stock of the Company to each of the Company’s non-employee directors on the date on which such person first becomes a director. First options vest at the rate of twenty-five percent (25%) of the shares granted on each anniversary of the grant, and subsequent options vest at the rate of fifty percent (50%) of the shares on each anniversary of the date of grant. Non-employee directors that have served on the Board of Directors for at least six months also receive automatic grants of nonstatutory stock options to purchase 15,000 shares of common stock each year with the Chairman of the Board receiving an automatic grant of nonstatutory stock options to purchase 20,000 shares of common stock. Non-employee directors that serve on a committee of the Board of Directors also receive automatic grants of nonstatutory stock options to purchase 2,000 shares of common stock for each committee meeting attended with the committee Chairman receiving an automatic grant of nonstatutory stock options to purchase 4,000 shares of common stock. We also pay out of pocket expenses.

      Non-employee directors do not receive compensation from Superconductor other than as a director or as committee member. There are no family relationships between directors and executive officers of the Company.

PROPOSAL TWO

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

      The Board of Directors has selected PricewaterhouseCoopers LLP, independent accountants, to audit the financial statements of the Company for the year ending December 31, 2004.

      A representative of PricewaterhouseCoopers LLP is expected to be present at the Annual Meeting and will have the opportunity to make a statement if such person desires to do so. Such representative is expected to be available to respond to appropriate questions.

Required Vote; Recommendation of the Board of Directors

      Ratification of the Board’s appointment of PricewaterhouseCoopers LLP requires the affirmative vote of a majority of the Votes Cast. In the event the stockholders do not approve the selection of PricewaterhouseCoopers LLP, the appointment of the independent auditors will be reconsidered by the Board of Directors.

      THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THIS PROPOSAL.

DIRECTORS AND EXECUTIVE OFFICERS

      The following table sets forth certain information regarding those individuals currently serving as the directors (or nominated to serve as a director) and executive officers of the Company:

Name	Age	Principal Occupation

John D. Lockton(1)(3)	66	Chairman of the Board of the Company, Managing Director of IPWireless, Inc.
H. Vaughan Blaxter, III(3)	62	Consultant to The Hillman Company
Robert P. Caren, Ph.D.(1)(2)	71	Retired Corporate Vice President, Science and Engineering, Lockheed Corporation
John F. Carlson(1)	65	Retired Chairman and Chief Executive Officer, Cray Research, Inc.
Dennis J. Horowitz(1)(2)	57	Chairman, President, Chief Executive Officer and Director of Wolverine Tube, Inc.
Martin A. Kaplan(2)(3)	66	Chairman of the Board of JDS Uniphase, Inc., retired Executive Vice President Pacific Telesis Group
Robert J. Majteles(3)	39	Managing Member, Treehouse Capital, LLC
Joseph C. Manzinger(2)(3)	45	Vice President and a Director of The Hillman Company
J. Robert Schrieffer, Ph.D.	72	Chairman of the Technical Advisory Board of the Company; Professor, Florida State University; Chief Scientist of the National High Magnetic Field Laboratory
Charles E. Shalvoy	55	Former President and Chief Executive Officer of Conductus, Inc.
David L. Short(1)(2)	68	Retired Vice President, Engineering, Airtouch International
M. Peter Thomas	62	President, Chief Executive Officer and Director
Ken J. Barry	56	Vice President, Human Resources
William J. Buchanan	55	Controller, Chief Accounting Officer
Richard R. Conlon	54	Senior Vice President, Sales and Marketing
Robert B. Hammond, Ph.D.	55	Senior Vice President, Chief Technology Officer
Robert L. Johnson	53	President, STI Products Group
Martin S. McDermut	53	Senior Vice President, Chief Financial Officer, and Secretary

(1)	Member of the Audit Committee.

(2)	Member of the Compensation Committee.

(3)	Member of Nominating/ Governance Committee

      John Lockton joined our Board of Directors in December 1997 and was named Chairman of the Board effective January 1, 2001. Mr. Lockton is a founder, initial chairman and is now managing director of IPWireless, Inc., a wireless internet access and IP telephony service provider of 3G technology. From August 1991 to March 1998, he was President, Chief Executive Officer and a director of International Wireless Communications, Inc. (“IWC”), an operator of cellular systems and from March 1998 until June 1998 he served IWC as Vice-Chairman and a director. From May 1990 to August 1991 he was Managing Partner of Corporate Technology Partners, a joint-venture with Bell Canada Enterprises. In 1988, Mr. Lockton founded Cellular Data, Inc., a cellular wireless data technology company, and Star Associates, Inc., a cellular radio RSA company. He founded and was a director of Interactive Network, Inc., a wireless-based television company, and was Chairman of that company’s Board of Directors until December 1994. From 1983 to 1987

Mr. Lockton was Executive Vice President of Pacific Bell (now part of SBC Communications). From 1980 to 1983 he was President of Warner Amex (now Time Warner) Cable Television, Inc. From 1968 to 1980 Mr. Lockton held various senior positions at Dun & Bradstreet. Mr. Lockton is the primary inventor of a patented wireless technology for Personal Communication Services (PCS). Mr. Lockton is a graduate of Yale University (Phi Beta Kappa), Harvard Law School, and holds an Executive M.B.A. from Columbia University.

      H. Vaughan Blaxter, III has served as a member of our Board of Directors since May 2000. Mr. Blaxter retired as of March 1, 2004 as Vice President, General Counsel, a director, and Secretary of The Hillman Company, which positions he held since 1978. He continues to be a consultant to The Hillman Company. He previously served on the board of directors of Read Rite Corporation (from 1990 through 1996) and Genus, Inc. (from 1990 through 1995). Mr. Blaxter holds a B.S. from Washington and Jefferson College, and a J.D. from the University of Pittsburgh School of Law.

      Robert P. Caren, Ph.D., has served on both our Board of Directors and our Technical Advisory Board since January 1988. Dr. Caren served as Corporate Vice President, Sciences and Engineering, for Lockheed Martin Corporation from 1988 to 1995, when he retired. He is a fellow of the American Institute of Aeronautics and Astronautics, American Astronautics Society and the American Association for the Advancement of Science. He is also a member of the National Academy of Engineering, a member of the California Council on Science and Technology, and past Chairman of the Research Division of the Defense Preparedness Association. Dr. Caren holds a Ph.D., M.S. and B.S. in physics from Ohio State University. He is a member of the Board of Directors of Litex Inc. and Hawkeye Enterprises.

      John F. Carlson joined the Company’s Board in January 2004. Mr. Carlson served as Chairman and Chief Executive Office of Cray Research, Inc. from 1993 to 1995. From 1991 to 1993 he served as Cray’s President and Chief Operating Officer and from 1982 to 1991 he served as Executive Vice President and Chief Financial Officer. Mr. Carlson joined Cray in 1976. From 1964 to 1976, he was with the accounting and consulting firm of KPMG Peat Marwick LLP. Mr. Carlson serves as a director of World Heart Corporation and Ancor Communications. Mr. Carlson is a Certified Public Accountant, and holds a B.S. in Business Administration from St. Mary’s College.

      Dennis J. Horowitz has served on our Board of Directors since June 1990. Mr. Horowitz is currently Chairman, President, Chief Executive Officer and Director of Wolverine Tube, Inc., a manufacturer and distributor of copper and copper alloy tube. From September 1994 to April 1997, he served as Corporate Vice President and President of the Americas of AMP Incorporated, an interconnection device company. From October 1993 to August 1994, Mr. Horowitz served as President and Chief Executive Officer of Philips Technologies, a Philips Electronics North America company. From April 1990 to September 1993, he served as President and Chief Executive Officer of Philips Components, Discrete Products Division. From 1988 to 1990, he served as President and Chief Executive Officer of Magnavox CATV, and from 1980 to 1988 was involved in the general administration of North American Philips Corporation. Mr. Horowitz holds an M.B.A and a B.A. in economics from St. John’s University.

      Martin A. Kaplan was appointed to the Company’s Board in December 2002 concurrent with the Conductus merger. Mr. Kaplan served as a director of Conductus from 1996 to the closing of the merger transaction. Since May 2000, Mr. Kaplan has served as Chairman of the Board of JDS Uniphase, Inc., a telecommunications equipment company. Mr. Kaplan also serves as a director of Tekelec and Redback Networks Inc. In a career spanning forty years, Mr. Kaplan served as Executive Vice-President of Pacific Telesis Group, which became a subsidiary of SBC Communications in 1997, from 1986 until May 2000, as President, Network Services Group of Pacific Bell, and its successor, Pacific Telesis, and in various other senior management positions. Mr. Kaplan earned a B.S. in engineering from California Institute of Technology.

      Robert J. Majteles joined STI’s Board of Directors in December 2002. He is the founder of Treehouse Capital LLC, a firm focused on making “venture-style” investments in micro-cap public technology companies. Mr. Majteles has been a successful CEO of three different high-tech companies. Prior to leading these companies, Mr. Majteles was a merchant banker with Investment Advisers, Inc. and a mergers and acquisitions attorney at Skadden, Arps, Slate, Meagher & Flom. Mr. Majteles is currently a Director of Adept Technology, Inc., Artisoft, Inc., World Heart Corporation, and BigFix, Inc. He received a law degree from Stanford University and holds a B.A. from Columbia University.

      Joseph C. Manzinger has served as a member of our Board of Directors since June 1999. Mr. Manzinger was appointed Vice President of The Hillman Company in January 1998 and became a director of The Hillman Company in 2000. From 1990 through 1998, he held positions with The Hillman Company as Director — Investment Review and Manager of Special Projects. He served as a consultant for McKinsey & Company, and spent time with PriceWaterhouse & Co. and Parker/ Hunter Inc., a regional investment bank and brokerage firm. Mr. Manzinger serves as a director for a variety of private companies, including Finali Corporation, IQNavigator, Inc., The MicroOptical Corporation, and Stratos Product Development Group, LLC. Mr. Manzinger holds a B.S. in Accounting from Indiana University of Pennsylvania, and an M.B.A. from the University of Chicago.

      J. Robert Schrieffer, Ph.D., is a director emeritus and an ex-officio member of our Board. He served as a member of our Board of Directors from October 1988 to May 2003. Dr. Schrieffer founded our Technical Advisory Board in August 1987 and has served as its Chairman since that time. He received the Nobel Prize in Physics in 1972 for work in superconductivity theory, and has received many other professional honors including the National Medal of Science. Dr. Schrieffer is currently President of the American Physical Society. He is also the University Eminent Scholar of the State of Florida University System and has been the Chief Scientist of the National High Magnetic Field Laboratory since January 1992. Dr. Schrieffer was Chancellor’s Professor of Physics and Director of the Institute for Theoretical Physics at the University of California, Santa Barbara from 1980 to 1991. He serves on a number of government and industrial committees and is a Fellow of the Los Alamos National Laboratory, heading its Advanced Study Program in High Temperature Superconductivity Theory from 1988 to 1993. Dr. Schrieffer holds a Ph.D. and M.S. in physics from the University of Illinois, and his B.S. in physics from the Massachusetts Institute of Technology.

      Charles E. Shalvoy has served as a member of the Board of Directors since the closing of the Conductus transaction in December 2002. He currently serves as a consultant to the Company. He was President, Chief Executive Officer and Director of Conductus from June 1994 to May 2003 when he became a consultant. From 1988 to 1994, he was President and Chief Operating Officer of Therma-Wave, Inc., a manufacturer of semiconductor production equipment. Prior to that he was employed by Aehr Test Systems, Emerson Electric Corp. and Raychem Corporation in a variety of senior management positions. Mr. Shalvoy holds a B.S. in Mechanical Engineering from the University of Notre Dame and an M.B.A. from Stanford University.

      David L. Short was appointed to the Company’s Board in December 2002 concurrent with the Conductus merger. Mr. Short served as director of Conductus from November 2000 to the closing of the merger transaction. He retired in 1999 from Airtouch International, following an assignment as Chief Technical Officer for Airtel Movil, SA, the second largest wireless carrier in Spain and 20 percent owned by Airtouch International. Prior to working with Airtel Movil, Mr. Short worked in Japan for seven years with Airtouch International in several positions, including his last position as Vice President of Engineering and Operations for Japan and South East Asia. Prior to Airtouch, Mr. Short held several senior management positions at Pacific Bell in engineering, operations and general management. Mr. Short earned a B.S. in mechanical engineering from the University of California, Berkeley.

      M. Peter Thomas has served as President and Chief Executive Officer, and a member of our Board of Directors, since April 7, 1997. Prior to that, Mr. Thomas was President and Chief Executive Officer of First Pacific Networks, Inc., a cable telephony systems company, from June 1995 to January 1997. From August 1991 to May 1995, Mr. Thomas consulted with The Stanbridge Group, a company he co-founded. He also served as President and Chief Executive Officer of Ericsson North America, Inc., the North American operating subsidiary of Sweden’s L.M. Ericsson. The North American operation included divisions providing cellular infrastructure systems, central office switching systems and loop transmission systems, PABXs, and copper and fiber optic cable products. Prior to this assignment, Mr. Thomas was President and Chief Operating Officer of Telenova, Inc., a start-up voice and data PABX manufacturer, and President of the ITT Telecom Network Systems Division, a network telecommunications systems business. He also served as general manager of four divisions at Northern Telecom, Ltd., the last being the DMS 10 Switching Division, Nortel’s first digital switching division in the U.S. Mr. Thomas holds a B.S.E. in Aerospace Engineering from Princeton University, and an M.B.A. from the Harvard Business School.

      Ken J. Barry joined us as Vice President of Human Resources in January 2002. Mr. Barry was a human resources consultant from January 2001 to 2002. Prior to that, he served as Vice President of Human Resources at Boeing/ Hughes Satellite Systems — responsible for all strategic HR programs and security operations. From 1995 to joining Boeing/ Hughes, Mr. Barry spent five years at Exel Direct, a retail logistics company, where he served as Vice President of Human Resources, Senior Director of Operations, and Board member. He also served five years as Vice President of Human Resources at Harman International Industries, an electronics manufacturer, and spent seven years in a variety of management roles at Nortel/ Bell Northern Research. Mr. Barry holds a MS from Pepperdine University, and a BA from the University of Western Ontario.

      William J. Buchanan has served as Controller since June 2000. Mr. Buchanan joined the company in January 1998 and has served in various accounting positions prior to becoming the Controller. For 16 years prior to joining the company, he was a self-employed private investor and investment advisor. For the nine years prior to that, he served in various executive and accounting positions with Applied Magnetics Corp and Raytheon Co. Mr. Buchanan holds a B.A. in Economics from California State University, Fresno.

      Richard R. Conlon joined us as Senior Vice President of Sales and Marketing in December 2001. Mr. Conlon was Vice President of North American Sales for Repeater Technologies (RTI) from June 1997 until November 2001. From 1992 until June of 1997, Mr. Conlon had responsibility for the Lucent Technologies team, as Global Sales Vice President, that sold equipment to McCaw Cellular, which went on to become AT&T Wireless. From 1978 through 1996, he held various sales, marketing, and sales training jobs within the Bell System. Mr. Conlon holds a B.A. in Economics and did his graduate work at Wichita State University.

      Robert B. Hammond, Ph.D., has served as Senior Vice President and Chief Technical Officer since December 1992. Dr. Hammond served as Vice President of Technology, and Chief Technical Officer, until August 1990. He has also served as Secretary from October 1999 to 2002. From May 1991 to December 1991, and July 1992 to December 1992, he served as Acting Chief Operating Officer. From December 1987 to August 1990, he served as Program Manager. Dr. Hammond also serves on our Technical Advisory Board. For over eleven years prior to joining us, he was at Los Alamos National Laboratory, most recently as Deputy Group Leader of Electronics Research and Development — a group that performs research, development, and pilot production of solid-state electronics and optics. Dr. Hammond received his Ph.D. and M.S. in applied physics and his B.S. in physics from the California Institute of Technology.

      Robert L. Johnson is President, STI Products Group. Mr. Johnson joined the company in April 2000 as Vice President of Wireless Manufacturing. From 1996 to early 2000, Mr. Johnson was the Director and General Manager of Schlumberger ATE. From 1990 to 1996, he served as Vice President and General Manager of Harman International Industries. Mr. Johnson majored in industrial engineering at Arizona State University.

      Martin S. McDermut is Senior Vice President, Chief Financial Officer and Secretary. Mr. McDermut joined the Company in February 2000 as Chief Financial Officer, Vice President of Finance and Administration. From September 1996 to February 2000, Mr. McDermut was Vice President of Finance and Administration, Secretary, and Chief Financial Officer of International Remote Imaging Systems, Inc. — a medical technology firm. From 1994 to August 1996, he held similar positions in other start-up and early-stage entities. From 1975 to 1993, he was with the accounting and consulting firm of Coopers & Lybrand L.L.P., becoming a partner in 1988. From 1990 to 1993, Mr. McDermut practiced in the firm’s Los Angeles Entrepreneurial Advisory Services Group and was named its head in 1992. Mr. McDermut is a Certified Public Accountant, and holds an M.B.A. in Finance and Accounting from the University of Chicago, and a B.A. in Economics from the University of Southern California.

VOTING SECURITIES OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT

      The following table sets forth the beneficial ownership of the Company’s common stock as of March 26, 2004, by (i) each person known by the Company to be the beneficial owner of more than five percent (5%) of the Company’s common stock, (ii) by each director, (iii) by each of the executive officers named in the table under “Executive Compensation — Summary Compensation Table,” and (iv) all directors and executive officers as a group. Except as otherwise indicated in the footnotes to the table, the persons and entities named in the table have sole voting and investment power with respect to all shares beneficially owned, subject to community property laws, where applicable.

	Number
Name	of Shares		Percentage Ownership

Wilmington Securities, Inc. and Affiliated Parties	4,355,265	(1)	6.2%
824 Market Street, Suite 900 Wilmington, Delaware 19801
M. Peter Thomas	595,225	(2)	*
Charles E. Shalvoy	582,765	(3)	*
Robert L. Johnson	280,708	(4)	*
Martin S. McDermut	259,026	(5)	*
Robert B. Hammond	184,276	(4)	*
Richard R. Conlon	180,797	(6)	*
Dennis J. Horowitz	117,588	(7)	*
Robert P. Caren	111,321	(8)	*
John D. Lockton	110,971	(4)	*
Joseph C. Manzinger	63,750	(4)	*
Martin A. Kaplan	80,200	(9)	*
H. Vaughan Blaxter, III	56,500	(10)	*
David L. Short	45,600	(4)	*
Robert J. Majteles	8,750	(4)	*
John F. Carlson	—		—
All executive officers and directors as a group (17 persons)	2,809,456	(11)	3.9%

*	Less than one percent.

(1)	Includes 871,054 shares issuable upon the exercise of warrants that are exercisable within 60 days of March 26, 2004. Based on the ownership information reported in the Schedule 13D filed on December 9, 2003 by Wilmington Securities, Inc. (“WSI”) and its affiliated entities, as a group, record and beneficial ownership of the outstanding shares and shares issuable upon exercise of warrants is as follows: 2,784,869 shares by WSI; 1,312,500 shares by Henry L. Hillman, Elsie Hilliard Hillman, and C.G. Grefenstette, Trustees of the Henry L. Hillman Trust dated November 18, 1985 (the “HLH Trust”), and an aggregate of 257,896 shares (or 64,474 shares each) by each of four irrevocable trusts (the “1976 Trusts”) for the benefit of members of the Hillman family. WSI, Wilmington Investments, Inc. (“WII”) and Wilmington Equities, Inc. (“WEI”) are wholly owned subsidiaries of The Hillman Company (“THC”), a private corporation engaged in diversified investments and operations. THC is controlled by the HLH Trust. WSI, WII, WEI, THC, the HLH Trust and its trustees may be deemed to share voting and disposition power regarding 2,784,869 shares held or issuable upon exercise of warrants. Each of the trustees of the HLH Trust may be deemed to share voting and disposition power regarding 1,312,500 shares held or issuable upon exercise of warrants. The trustees of the HLH Trust (other than Mr. Grefenstette, who is a trustee of the 1976 Trusts) disclaim beneficial ownership of the shares owned by the 1976 Trusts. C.G. Grefenstette and L.M. Wagner are trustees of the 1976 Trusts may be deemed to share voting and disposition power over 257,896 shares held or issuable upon exercise of warrants.

(2)	Includes 565,167 shares issuable upon the exercise of stock options that are exercisable within 60 days of March 26, 2004.

(3)	Includes 433,059 shares issuable upon the exercise of stock options that are exercisable within 60 days of March 26, 2004 and 7,560 shares held in trust for minor children.

(4)	All shares are issuable upon the exercise of stock options that are exercisable within 60 days of March 26, 2004.

(5)	Includes 255,026 shares issuable upon the exercise of stock options that are exercisable within 60 days of March 26, 2004.

(6)	Includes 179,297 shares issuable upon the exercise of stock options that are exercisable within 60 days of March 26, 2004.

(7)	Includes 114,138 shares issuable upon the exercise of stock options that are exercisable within 60 days of March 26, 2004.

(8)	Includes 103,971 shares issuable upon the exercise of stock options that are exercisable within 60 days of March 26, 2004

(9)	Includes 1,500 shares held in trust for minor children, 1,200 shares held by his spouse and 56,700 shares issuable upon the exercise of stock options that are exercisable within 60 days of March 26, 2004.

(10)	Includes 53,500 shares issuable upon the exercise of stock options that are exercisable within 60 days of March 26, 2004.

(11)	See footnotes (2)-(10). Includes 2,579,892 shares issuable upon exercise of stock options held by executive officers and directors that are exercisable within 60 days of March 26, 2004.

EXECUTIVE OFFICER COMPENSATION

Summary Compensation Table

      The following table sets forth all compensation received for services rendered to the Company in all capacities during the years ended December 31, 2003, 2002 and 2001 by the Company’s Chief Executive Officer and the four executive officers other than the Chief Executive Officer whose total salary and bonus for the year 2003 exceeded $100,000.

					Long-Term
		Annual Compensation			Compensation

				Other Annual	Securities	All Other
		Salary	Bonus	Compensation	Underlying Options	Compensation
Name and Principal Position	Year	($(4))	($)	($)(1)	(#)	($)(2)

M. Peter Thomas	2003	325,681	92,038	—	600,000	1,980
President and Chief	2002	303,854	—	—	125,000	1,980
Executive Officer	2001	300,014	72,000	—	75,000	2,323
Robert B. Hammond	2003	223,565	50,548	—	193,750	1290
Senior Vice President and	2002	208,394	—	—	57,750	690
Chief Technical Officer	2001	205,945	29,628	—	3,650	809
Robert L. Johnson	2003	202,598	40,760	—	266,000	690
President, STI Wireless	2002	186,267	—	—	66,000	690
Systems, North America	2001	182,163	26,244	—	38,350	809
Martin S. McDermut	2003	210,962	42,428	—	207,750	690
Senior Vice President,	2002	194,961	—	—	43,750	690
Chief Financial Officer and	2001	193,895	23,310	—	43,750	809
Secretary
Richard Conlon	2003	190,493	43,085	—	193,750	690
Senior Vice President,	2002	177,173	—	—	—	690
Sales and Marketing(3)	2001	10,673	50,000	—	150,000	39

(1)	Excludes certain perquisites and other amounts that, for any executive officer, in the aggregate did not exceed the lesser of $50,000 or 10% of the total annual salary and bonus for such executive officer.

(2)	Term life insurance premiums.

(3)	Mr. Conlon joined the Company in December, 2001. $50,000 was paid to Mr. Conlon in 2001 as a signing bonus.

(4)	In response to budget control issues, all of the above executive officers received a temporary reduction in salary in 2004, beginning March 2004.

Employment Agreements

      The Company has an employment agreement with Mr. Thomas. The Compensation Committee periodically amends the employment agreement to reflect approved increases in his base salary. The Company employs Mr. Thomas on an “at will” basis, which means that his employment may be terminated at any time without cause by the Company or Mr. Thomas. In the event of an “involuntary termination” of employment, the Company is obligated to continue paying Mr. Thomas’ base salary and provide group health and life insurance to him and his dependents for twelve (12) months. In addition, all of Mr. Thomas’s unvested options would immediately vest on the date of an involuntary termination. An involuntary termination occurs if the Company materially reduces his compensation or responsibilities or terminates the executive without cause as defined in his employment agreement.

Change of Control Agreements

      In March 2003, we entered into “change in control” agreements with our chief executive officer and all of our vice presidents. Each of the change in control agreements provides for severance benefits if there is a qualifying termination of employment. The agreements generally provide that if the employee’s employment is terminated within thirty-six months of a change in control of Superconductor by Superconductor for any reason other than death, “Cause” or “Disability” (as both terms are defined in the change in control agreements) or by the employee for “Good Reason” then the terminated employee will be entitled to a severance benefits. “Good Reason” generally means that the employee has sustained a material reduction in authority or responsibility, or incurred a reduction greater than 10% in total compensation (other than reductions which apply equally to all executive officers), or been notified that his principal place of work will be relocated by 50 miles or more.

      The severance benefits include salary continuation payments, full accelerated vesting for all outstanding unvested stock options and similar equity securities held by the employee and continuation of health/life insurance benefits. The salary continuation payments shall be made on a monthly basis to the former employee for a specified number of months. The aggregate amount of the salary continuation payments for each individual is a multiple of the employee’s annual salary. The multiplier is 2.0 for Mr. Thomas and 1.5 for Messrs. McDermut, Hammond, Johnson, Conlon and Barry. Subject to earlier cessation under certain circumstances, the post-termination of employment health/life insurance coverage shall be provided for 24 months for Mr. Thomas and 18 months for Messrs. McDermut, Hammond, Johnson, Conlon and Barry. Any payments or distributions made to or for the benefit of the named employees under these change in control agreements will be reduced, if necessary, to an amount that would result in no excise taxes being imposed under Internal Revenue Code section 4999.

Stock Option Plans

      Our stock option program is a broad-based, long-term retention program that is intended to attract and retain talented employees and align stockholder and employee interests. The program consists of five separate plans: one under which non-employee directors may be granted options to purchase shares of stock and four broad-based plans under which options may be granted to all employees, including officers. Options granted under these plans expire either 5 or 10 years from the grant date and generally vest over two to four years.

      All stock option grants to our executive officers and vice presidents are made after a review by, and with the approval of, either the Compensation Committee of the Board of Directors or the entire Board of Directors. All members of the Compensation Committee are independent directors, as defined in the applicable rules for issuers traded on the NASDAQ Stock Market. Our executive officers include M. Peter Thomas, President and Chief Executive Officer, Robert B. Hammond, Senior Vice President, Chief Technical Officer, Robert L. Johnson, President, STI Wireless Systems, North America, Martin S. McDermut, Senior Vice President, Chief Financial Officer and Secretary, Richard L. Conlon, Senior Vice President, Sales and Marketing, Ken Barry, Vice President, Humans Resources. See the “Compensation Committee Report” appearing later in this Proxy Statement further information concerning the policies and procedures of the Company and the Compensation Committee regarding the use of stock options.

      During the year ended December 31, 2003, we granted options to purchase a total of 3,116,007 shares of common stock. After deducting 310,243 shares for options forfeited, the result was net option grants of 2,805,764. Net option grants during the year represented 4% of our total outstanding common shares of 68,907,109 as of December 31, 2003. The following table summarizes the net stock option grants to our employees, directors and executive officers during the last three years:

	Years Ended

	December 31,	December 31,	December 31,
	2003	2002	2001

Net grants (forfeitures) during the period as a % of total outstanding common shares	4%	1%	4%
Grants to executive officers during the period as a % of total options granted during the period	56%	56%	43%
Grants to executive officers during the period as a % of total outstanding common shares	2%	1%	2%
Cumulative options held by executive officers as a % of total options outstanding	45%	39%	64%
Options outstanding and issuable as a % of total outstanding common shares	16%	9%	17%

      At December 31, 2003, a total of 3,670,561 options were available for grant under all of our option plans.

      The following table summarizes outstanding stock options that are “in-the-money” and “out-of the-money” as of December 31, 2003. For purposes of this table, in-the-money stock options are those options with an exercise price less than $5.56 per share, the closing price of Superconductor Technologies Inc. on December 31, 2003 and out-of-the-money stock options are stock options with an exercise price greater than or equal to the $5.56 per share closing price.

	Exercisable		Unexercisable

		Weighted		Weighted
		Average		Average
		Exercise		Exercise
	Options	Price	Options	Price

In the money	1,566,987	$3.93	3,647,002	$2.91
Out of the money	1,702,907	$11.97	629,425	$16.29

Total options	3,268,894	$8.12	4,276,427	$4.88

Option Grants in 2003

      The following table sets forth certain information regarding stock options granted during the year ended December 31, 2003 to each of the executive officers named in the table under “Executive Officer Compensation — Summary Compensation Table.”

	Individual Grants
					Potential Realizable
		% of Total			Value at Assumed
	Number of	Options			Annual Rates of Stock
	Securities	Granted to			Price Appreciation for
	Underlying	Employees	Exercise		Option Term(3)
	Options	in Fiscal	Price	Expiration
Name	Granted(1)	Year(2)	($/Sh)	Date	5%($)	10%($)

M. Peter Thomas(4)	500,000	17%	3.05	5-22-2013	959,064	2,430,457
M. Peter Thomas	100,000	3%	1.04	2-4-2013	65,405	165,749
Robert B. Hammond(4)	150,000	5%	3.05	5-22-2013	287,719	729,137
Robert B. Hammond	43,750	2%	1.04	2-4-2013	28,615	72,515
Robert L. Johnson(4)	200,000	7%	3.05	5-22-2013	383,626	972,183
Robert L. Johnson	66,000	2%	1.04	2-4-2013	43,167	109,394
Martin S. McDermut(4)	150,000	5%	3.05	5-22-2013	287,719	729,137
Martin S. McDermut	57,750	2%	1.04	2-4-2013	37,771	95,720
Richard Conlon(4)	150,000	5%	3.05	5-22-2013	287,719	729,137
Richard Conlon	43,750	2%	1.04	2-4-2013	28,615	72,515

(1)	Except as set forth in footnote (4) below, each option vests over a four-year period at the rate of 1/4th of the shares subject to the option at the end of the first twelve months and 1/36th of the remaining shares subject to the option at the end of each monthly period thereafter so long as such optionee’s employment with the Company has not terminated.

(2)	Total number of shares subject to options granted to employees in 2003 was 2,876,007, which number includes options granted to employee directors, but excludes options granted to non-employee directors and consultants.

(3)	The Potential Realizable Value is calculated based on the fair market value on the date of grant, which is equal to the exercise price of options granted in 2003, assuming that the stock appreciates in value from the date of grant until the end of the option term at the compounded annual rate specified (5% and 10%). Potential Realizable Value is net of the option exercise price. The assumed rates of appreciation are specified in rules of the SEC and do not represent the Company’s estimate or projection of future stock price. Actual gains, if any, resulting from stock option exercises and common stock holdings are dependent on the future performance of the common stock and overall stock market conditions, as well as the option holders’ continued employment through the exercise/vesting period. There can be no assurance that the amounts reflected in this table will be achieved.

(4)	Options granted will vest 50% in January 2004 and 50% in January 2005 if the Company meets certain performance objectives established by the Board.

Aggregated Option Exercises in 2003 and 2003 Year-End Option Values

      The following table sets forth certain information concerning the exercise of stock options during 2003 and the value of unexercised options as of December 31, 2003 for each of the executive officers named in the table under “Executive Compensation — Summary Compensation Table.”

	Shares
	Acquired	Value
	on	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable
Name	Exercise	($)	(#)	(#)	(1)($)	(1)($)

M. Peter Thomas	22,500	$85,856	263,084	935,416	$247,953	$1,707,000
Robert B. Hammond	0	0	87,125	229,816	$45,998	$584,326
Robert L. Johnson	0	0	144,172	326,178	$17,569	$815,661
Martin S. McDermut	0	0	150,782	244,468	$7,023	$645,163
Richard Conlon	0	0	75,000	268,750	$57,000	$631,250

(1)	Market value of underlying securities based on the $5.56 closing price of the common stock on December 31, 2003 (the last market trading day in 2003), minus the exercise price.

Equity Compensation Plan Information

      The following table gives information about our stock that may be issued under our existing equity compensation plans as of December 31, 2003, including our 2003 Equity Incentive Plan, 1992 Stock Option Plan, the Nonstatutory 1992 Directors Option Plan, the 1998 Stock Option Plan and the 1999 Stock Option Plan.

Equity Compensation Plan Information

Number of Securities
Remaining Available
	Number of		for Future Issuance
	Securities to Be		Under Equity
	Issued Upon	Weighted Average	Compensation Plans
	Exercise of	Exercise Price of	(Excluding
	Outstanding Options	Outstanding Options	Securities Reflected
	and Rights	and Rights	in Column (a))
Plan Category	(a)	(b)	(c)

Equity compensation plans approved by security holders	5,926,807	$6.066	3,670,561
Equity compensation plans not approved by security holders(2)	176,644	$5.246	—

Total	6,109,651	$6.037	3,670,561

(1)	The information presented in this table excludes options assumed by Superconductor in connection with the Conductus acquisition. As of December 31, 2003, 1,435,670 shares of our common stock were issuable upon the exercise of these assumed options at a weighted average exercise price of $7.328 per share.

(2)	Consists of options that are outstanding under our 1998 Stock Option Plan. Stockholder approval was not required for the 1998 Stock Option Plan pursuant to an exemption under Nasdaq rules in effect at the time of adoption.

Material Features of the 1998 Stock Option Plan

      The Superconductor Technologies 1998 Nonstatutory Stock Option Plan was adopted by the Board of the Company on July 22, l998. The l998 Plan authorized issuance of options to issue up to 250,000 shares of the Company’s common stock. The 1998 Plan has terminated except for the 176,644 of outstanding options already issued thereunder. The l998 Plan is administered by the Company’s Compensation Committee.

Section 16(a) Beneficial Ownership Reporting Compliance

      Under Section 16(a) of the Securities Exchange Act of 1934, the Company’s directors and officers and its significant stockholders (defined by statute as stockholders beneficially owning more than ten percent (10%) of the common stock) are required to file with the Securities and Exchange Commission and the Company reports of ownership, and changes in ownership, of common stock. Based solely on a review of the reports received by it, the Company believes that, during the year ended December 31, 2003, all of its officers, directors and significant stockholders complied with all applicable filing requirements under Section 16(a) except as follows: Mr. Charles E. Shalvoy’s award of 15,000 stock options on May 22, 2003 was not reported until November 13, 2003; Mr. Robert J. Majteles’ award of 10,000 options on March 20, 2003 was not reported until April 29, 2003; Messrs. Blaxter, Caren and Manzinger’s awards of 1,000 stock options on March 12, 2003 were not reported until March 21, 2003; and Mr. Manzinger’s sale of 11,322 shares of common stock on November 14, 2003 was not reported until November 18, 2003.

Compensation Committee Interlocks and Insider Participation

      The Compensation Committee of the Company’s Board of Directors is composed of five non-employee directors, namely Robert P. Caren, Ph.D., Dennis J. Horowitz, Martin A. Kaplan, and David L. Short. No interlocking relationship exists between the Company’s Board of Directors and the compensation committee of any other company, and no such interlocking relationship has existed in the past.

COMPENSATION COMMITTEE REPORT

      The Compensation Committee of the Board of Directors of the Company is comprised of four independent, non-employee directors who have no interlocking relationships with the Company or any of its affiliates. As part of their duties, the Compensation Committee reviews compensation levels of the executive officers to insure compensation is in line with performance and industry practices. The goal of the Compensation Committee is to insure the compensation practices of the Company are sufficient to attract and retain the necessary managerial, technical and manufacturing talent to enable the growth from a development stage company into one with profitable commercialized products.

      The Chief Executive Officer’s compensation is determined based on comparable salaries of chief executive officers in similar technology companies. The Compensation Committee does not limit this comparison to the superconductivity industry, which is relatively small. The Compensation Committee primarily uses the telecommunications and semiconductor manufacturers for comparable measures. These types of companies are targeting similar markets and engaged in similar manufacturing techniques and design challenges. It is the Compensation Committees philosophy to keep the base salary of the Chief Executive Officer at approximately the 50th base salary percentile based on the Radford Total Compensation Survey: Executive Compensation Report 2001 published by AON Consulting for companies reporting less than $50 million in annual revenue. In this category of companies, more of the chief executive officer’s compensation depends on bonuses, and these bonuses are contingent upon company and individual performances.

      The individual performance of the CEO is based on a challenging set of yearly goals including market share, organizational development, product development, fund raising, and progress toward profitability. The Compensation Committee establishes these goals early in the year through negotiations with the CEO and the Chairman of the Board.

      For the compensation of the other executive officers, the Compensation Committee meets with the Chief Executive Officer to review the yearly objectives of the other executive officers at the year-end to analyze inputs on the performance of the executive officers toward meeting or exceeding these objectives. These individual objectives are aligned to the overall company goals, which are the basis of the CEO’s objectives. In determining individual salaries for officers, consideration is given to individual factors, such as personal development, performance and responsibilities within the Company, as well as Radford Survey data as discussed previously. The Compensation Committee also administers the Company’s Stock Option Program, which is made available to all employees. In addition to the executive officers, the Compensation Committee also reviews stock option grants to all employees. The overall framework guide on stock options at all salary levels is based on Radford Survey information on all the salary grade levels within the Company. Within this framework, the size of the individual stock option awards is based primarily on an individual’s responsibility within the Company, as well as such individual’s performance, responsibilities and position within the Company, as well as such individual’s past awards. The Compensation Committee believes the stock option program is crucial to the retention and motivation of all employees. The Compensation Committee also believes it is essential to insure all employees have a stake in the company.

      The Compensation Committee supervises a subcommittee called the Stock Option Committee. The purpose of the Stock Option Committee is to facilitate the timely granting of stock options in connection with the hiring, promotion and other special situations (e.g. attempts by competitors to hire away valuable employees) of employees below the level of Senior Executive (defined for these purposes as any Vice President or other corporate officer that reports directly to the Chief Executive Officer). The Stock Option Committee consists of Messrs. Caren and Thomas. The Compensation Committee reviews all of the subcommittee’s awards and places limits on the aggregate number of options awarded during specified periods.

      The Compensation Committee also administers the Executive Incentive Compensation Plan, which includes employees down to Vice President level. The Plan is predicated on awarding an incentive payment based on achievement of an individual’s objectives and goals, presuming the Company achieves an acceptable performance for the year as determined by the Board of Directors. The Compensation Committee believes this incentive plan is important to the motivation and retention of senior management by providing additional incentives for executive personnel who influence the profitability of the Company.

      As the Company is in the early stages of sales of commercialized products, the Compensation Committee believes that performance is not appropriately measured by traditional financial performance criteria such as profitability and earnings per share. Rather, the Compensation Committee believes that corporate performance is appropriately measured by analyzing the degree to which the company has achieved certain goals, such as successful major account development, sales growth, and manufacturing cost reduction, leading to profitability and earnings as established by the Board.

$1,000,000 Limit on Tax Deductible Compensation

      Section 162(m), enacted as part of the Omnibus Budget Reconciliation Act of 1993, limits to $1,000,000 the deductibility, for any year beginning after December 31, 1993, of compensation paid by a public corporation to the chief executive officer and the next four most highly compensated executive officers unless such compensation is performance-based within the meaning of Section 162(m) and the regulations thereunder.

      The Compensation Committee intends to continue to utilize performance-based compensation in order to minimize the effect of the limits imposed by Section 162(m) and seeks to assure the maximum tax deductibility of all compensation it authorizes. However, the Compensation Committee believes that its primary responsibility is to provide a compensation program that will attract, retain and reward the executive talent necessary to the Company’s success. Consequently, the Compensation Committee recognizes that the loss of a tax deduction may be necessary in some circumstances.

Robert P. Caren, Ph.D. Chairman
Dennis J. Horowitz
Martin A. Kaplan
Joseph C. Manzinger
David L. Short

FEES PAID TO INDEPENDENT AUDITORS

      The Audit Committee regularly reviews and determines whether specific projects or expenditures with our independent auditors, PricewaterhouseCoopers, LLP, potentially affect their independence. The Audit

Committee’s policy is to pre-approve all audit and permissible non-audit services provided by PricewaterhouseCoopers. Pre-approval is generally provided by the Audit Committee for up to one year, as detailed as to the particular service or category of services to be rendered, as is generally subject to a specific budget. The Audit Committee may also pre-approve additional services of specific engagements on a case-by-case basis.

      The following table sets forth the aggregate fees billed to us by PricewaterhouseCoopers for the years ended December 31, 2003 and 2002:

	Year Ended December 31,

	2003		2002

Audit Fees	$211,247	(1)	$232,445	(1)
Audit-related fees	25,750	(2)
Tax fees	—		—
All other fees	—		—

Total	$236,997		$232,445

(1)	Included fees for professional services rendered for the audit of Superconductor Technologies Inc. annual financial statements and review of our annual report on Form 10-K and for reviews of the financial statements included in our quarterly reports on Form 10-Q for the first three quarters of the years ended December 31, 2003 and 2002. Includes $33,050 of fees for professional services rendered in the years ended December 31, 2003 and $91,200 in the year ended December 31, 2002, in connection with SEC registration statements.

(2)	Includes fees for professional services rendered in connection with our evaluation of internal controls.

REPORT OF THE AUDIT COMMITTEE

      The Audit Committee reviews the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls. The Audit Committee has reviewed and discussed the audited financial statements with management. In addition, the Audit Committee has discussed with the independent auditors the matters required to be discussed by Statements on Auditing Standards No. 61 “Communication With Audit Committees.”

      The Audit Committee has also received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees”, and has discussed with PricewaterhouseCoopers its independence, including whether their provision of other non-audit services to the Company is compatible with maintaining its independence.

      The Committee discussed with the Company’s independent auditors the overall scope and plans for the respective audits. The Committee meets with the independent auditors, with and without management present to discuss the results of their examinations, the evaluation of the Company’s internal controls and the overall quality of the Company’s reporting.

      Based upon the review and discussions referred to in the foregoing paragraph, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the last year for filing with the Commission. The Audit Committee and the Board also have recommended, subject to shareholder approval, the selection of the Company’s independent auditors.

Dennis J. Horowitz (Chairman)
Robert P. Caren, Ph.D.
John F. Carlson
John D. Lockton
David L. Short

CERTAIN TRANSACTIONS

      The Company made a 5-year, interest-free loan of $150,000 to Mr. Thomas, the Company’s Chief Executive Officer, in connection with his compensation during 2001. The loan is secured by shares of the Company’s common stock and options to purchase shares of the Company’s common stock. The loan will be forgiven if the Company terminates Mr. Thomas without cause as defined in his employment agreement.

      Prior to our acquisition of Conductus, Conductus made two loans to Mr. Shalvoy, then its President and Chief Executive Officer, in connection with his compensation during 2002 and 2001. The outstanding principal balance of $820,244 plus any accrued interest on his two loans with Conductus, which are otherwise scheduled to be paid in full in December 2005 and August 2006, shall become due and payable upon Mr. Shalvoy’s termination of employment under his change in control agreement with the Company’s Conductus subsidiary. Mr. Shalvoy is currently a director and an employee (in a limited capacity) of the Company.

      Mr. Shalvoy has a change in control agreement with our Conductus subsidiary that provides that following a change of control (our purchase of Conductus), he would receive a retention payment equal to 1.5 times his annual salary, if he remained a full-time employee of Conductus through May 2003. In May 2003, Mr. Shalvoy was an employee of Conductus and became entitled to a retention payment of $442,500. The retention payment was paid out ratably until December 2003 when at the election of Mr. Shalvoy the remainder was paid in a lump sum. Mr. Shalvoy’s change in control agreement also provides that under certain circumstances his employment may continue in a limited capacity with significantly reduced compensation.

STOCK PRICE PERFORMANCE GRAPH

      The graph and table below compare the cumulative total stockholders’ return on the Company’s common stock since December 31, 1998 with the Nasdaq-U.S. Composite Index, Nasdaq Telecommunications Index, and the Hambrecht & Quist Technology Index over the same period (assuming the investment of $100 in the Company’s common stock and in the four other indices, and reinvestment of all dividends). The Hambrecht & Quist Technology Index was discontinued in 2001 and has been replaced with the Nasdaq Telecommunications Index.

	12/31/98		12/31/99	12/29/00	12/31/01	12/31/02	12/31/03

Superconductor Technologies		$100.00	$125.81	$93.55	$167.74	$24.26	$143.48
Nasdaq-U.S. Composite		$100.00	$185.46	$111.65	$88.58	$61.24	$91.75
Nasdaq-Telecommunicat	ions $	100.00	$178.74	$76.18	$50.99	$23.49	$39.02
Hambrecht & Quist Technology		$100.00	$222.02	$151.75

FORM 10-K

Investor Information

      All reports filed by the Company with the SEC are available free of charge via EDGAR through the SEC website at www.sec.gov. In addition, the public may read and copy materials filed by the Company with the SEC at the SEC’s public reference room located at 450 Fifth St., N.W., Washington, D.C., 20549. You can obtain information about the operation of the SEC’s Public Reference Room by calling the SEC at 1-800-SEC-0330. The Company also provides copies of its Forms 8-K, 10-K, 10-Q, Proxy, Annual Report and press releases at no charge to investors upon request and makes electronic copies of such reports and press releases available through its website at www.suptech.com as soon as reasonable practicable after filing such material with the SEC. Requests should be sent to the Company, attention: Investor Relations or to investor.

      The Company knows of no other matters to be submitted at the Annual Meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed proxy card to vote the shares they represent as the Board of Directors may recommend.

By Order of the Board of Directors

MARTIN S. MCDERMUT
Senior Vice President, CFO and Secretary

Santa Barbara, California

April 16, 2004

DETACH HERE

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

SUPERCONDUCTOR TECHNOLOGIES INC.

ANNUAL MEETING OF STOCKHOLDERS

TUESDAY, MAY 25, 2004

     The undersigned stockholder of SUPERCONDUCTOR TECHNOLOGIES INC., a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated April 16, 2004, and hereby appoints M. Peter Thomas and Martin S. McDermut, or either of them, proxies and attorneys-in-fact with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Annual Meeting of Stockholders of Superconductor Technologies Inc. to be held on May 25, 2004 at 11:00 a.m., local time, at the offices of Superconductor Technologies Inc, located at 460 Ward Drive, Santa Barbara, California and at any adjournment or adjournments thereof, and to vote all shares of capital stock that the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side.

[SEE REVERSE SIDE] CONTINUED AND TO BE SIGNED ON REVERSE SIDE [SEE REVERSE SIDE]

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[BACK OF PROXY]

DETACH HERE

☒  Please mark votes as in this example

1.  TO ELECT TWO CLASS 3 DIRECTORS.

Nominees:  Mr. Thomas and Mr. Carlson.

☐ FOR ALL NOMINEES (except listed to the contrary below)	☐ WITHHELD FROM ALL NOMINEES	☐ EXCEPTIONS

(INSTRUCTION: To withhold authority to vote for any individual nominee, mark the “Exceptions” box and write that nominee’s name in the space provided above.)

2. PROPOSAL TO RATIFY THE SELECTION OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT AUDITORS OF THE COMPANY FOR THE YEAR ENDING DECEMBER 31, 2004.	FOR ☐	AGAINST ☐	ABSTAIN ☐

As to any other matters that may properly come before the meeting or any adjournments thereof, the proxy holders are authorized to vote in accordance with their best judgment.

MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT	☐

PLEASE CHECK HERE IF YOU PLAN TO ATTEND THE MEETING	☐

(This Proxy should be marked, dated and signed by the stockholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.)

Signature:	Date:

Signature:	Date:

     THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR THE ELECTION OF DIRECTORS, AND FOR THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT AUDITORS OF THE COMPANY FOR THE YEAR ENDING DECEMBER 31, 2004, AND AS THE PROXY HOLDERS DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

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